EXHIBIT 10.2

FIRST AMENDMENT
TO
AMENDED AND RESTATED
AGREEMENT OF LIMITED PARTNERSHIP
OF
PARAMOUNT GROUP OPERATING PARTNERSHIP L.P.

A.Pursuant to the authority reserved in Section 14.2B thereof, the Amended and Restated Agreement of Limited Partnership of Paramount Group Operating Partnership LP, dated as of November 21, 2014, is hereby amended by action of the Board of Directors of Paramount Group, Inc. (the “Company”), the General Partner:

1.Section 6.1I(1) is hereby amended by deleting this section in its entirety and substituting therefor the following:

“(1)any remaining Liquidating Gains or Liquidating Losses shall first be allocated among the Partners so as to cause, as nearly as possible, the Economic Capital Account Balances of the LTIP Unit Limited Partners, to the extent attributable to their ownership of LTIP Units to be equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units (with respect to each LTIP Unit Limited Partner, the “Target Balance”); provided that, with respect to LTIP Units issued on or after February 23, 2016, no such Liquidating Gains will be allocated with respect to any particular LTIP Unit unless and to the extent that such Liquidating Gains, when aggregated with other Liquidating Gains realized since the issuance of such LTIP Unit, exceed Liquidating Losses realized since the issuance of such LTIP Unit.  Any such allocations shall be made among the Partners in proportion to the aggregate amounts required to be allocated to each Partner under this Section 6.1I.”

Executed as of the 23rd day of February, 2016 by an authorized officer of the Company.

PARAMOUNT GROUP, INC.

/s/ Albert Behler
Albert Behler
Chairman, Chief Executive Officer and President